The Board of Directors and Stockholder
United Life & Annuity Insurance Company:

We consent to incorporation by reference in the registration statements (Nos. 33-91362 and 33-95778) on Form N-4, as amended and filed by United Life & Annuity Insurance Company, of our report dated February 20, 1998, relating to the statement of assets and liabilities of the sub-accounts of United Life & Annuity Separate Account One as of December 31, 1997 and the related statement of operations for the year then ended.

/S/ KPMG PEAT MARWICK LLP
Dallas, Texas
April 30, 1998


The Board of Directors and Stockholder
United Life & Annuity Insurance Company:

We consent to incorporation by reference in the registration statements (Nos. 33-91362 and 33-95778) on Form N-4, as amended and filed by United Life & Annuity Insurance Company, of our report dated February 20, 1998, relating to the consolidated balance sheets of United Life & Annuity Insurance Company and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows, and stockholder's equity for the year ended December 31, 1997, the periods from July 24, 1996 to December 31, 1996 and January 1, 1996 to July 23, 1996, and the related financial statement schedules III, IV and V.


/S/ KPMG PEAT MARWICK LLP

Dallas, Texas
April 30, 1998



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-91362 of United Life & Annuity Separate Account One (formerly United Companies Separate Account One) on Form N-4 of our report dated February 29, 1996 relating to the financial statements of United
Life & Annuity Insurance Company (formerly United Companies Life Insurance Company) for the year ended December 31, 1995.

/s/DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
April 30, 1998